MICHAEL T. STUDER CPA P.C.
111 West Sunrise Highway, Second Floor East
Freeport, NY 11520
Phone: (516) 378-1000
Fax: (516) 546-6220

August 8, 2017

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549

Re: Croe, Inc.

Dear Sirs/Madams:

I have read Croe, Inc.'s statements included under Item 4.01 of its Form 8-K dated August 4, 2017, and I agree with such statements as they relate to my firm.

I hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours,

Michael T. Studer
President

Aug17mts-SEC-Croe